Exhibit 10.4

MTR Gaming Group, Inc.

2010 Long Term Incentive Plan

1.  Purpose.  The purpose of the MTR Gaming Group, Inc. 2010 Long Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.  Definitions.  Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or Stock Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 15.1 hereof.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in Section 14.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 13.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Common Stock” means the Company’s Class A common stock, par value $0.00001 per share.

“Company” means MTR Gaming Group, Inc., a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Effective Date” means the date the Plan is approved by the Company’s shareholders in accordance with Section 16.1 hereof.

“Eligible Person” means any person who is an employee, officer, or Non-Employee Director of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date, the average of the highest and lowest sales prices per share of Common Stock on such date (or if such date is not a trading day, then on the next preceding trading date), as reported on the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed, or if not so listed, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual performance goals.

“Plan” means the MTR Gaming Group, Inc. Long Term Incentive Plan as set forth herein, effective as provided in Section 16.1 hereof, and as may be amended from time to time.

“Prior Plans” means, collectively, the Company’s 2000 Stock Incentive Plan, 2001 Stock Incentive Plan, 2002 Stock Incentive Plan, 2004 Stock Incentive Plan, 2005 Stock Incentive Plan and 2007 Stock Incentive Plan.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a grant to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means, as applicable, a Participant’s employment with the Company or any Subsidiary, or a Participant’s service as a Non-Employee Director with the Company or any Subsidiary.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof, which may be free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a grant to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a grant to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not incorporated) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.  Administration.

3.1  Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ Stock Market, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2  Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) determine the types of Awards that may be granted, the time or times at which Awards may be granted, and the number of shares of Common Stock, units or other rights subject to each Award, (iii) prescribe the terms and conditions of all Awards, (iv) interpret the Plan and terms of the Awards, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (vi) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, and (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3  Delegation of Authority.  The Committee, in its discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to the Company’s Chief Executive Officer or to a committee of officers of the Company; provided, however, that no delegate will have the authority to grant or amend Awards to executive officers of the Company, nor, to grant or amend Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, to the extent necessary for such qualification.

4.  Shares Subject to the Plan.

4.1  Number of Shares Reserved.  Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be the sum of (i) 2,511,800 (inclusive of 511,800 shares of Common Stock that remain authorized for issuance under the Prior Plans as of the Effective Date), and (ii) the number of shares subject to awards granted under the Prior Plans that become canceled, expired, forfeited, surrendered, or otherwise terminated in accordance with their terms and the applicable Prior Plan up to a maximum of 1,263,000 shares. The entire pool of shares of Common Stock available under the Plan is available for the grant of Incentive Stock Options. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares, or treasury shares.

4.2  Share Replenishment.  To the extent that any Award under the Plan is canceled, expired, forfeited, surrendered, settled in cash, or otherwise terminated without delivery of shares of Common Stock to the Participant, in whole or in part, the shares of Common Stock retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for future Awards under the Plan. Shares that are (i) withheld from an Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (ii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

4.3  Adjustments and Other Corporate Changes.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 6.1, 7.1, 8.1, 9.1 and 11.1 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise price or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger in which the Company is not the surviving corporation, or (iii) any transaction (or series of related transactions) in which (x) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or (y) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to shareholders of the Company with respect to their shares in the Company), then the Board, in its discretion, may provide that each Award then-outstanding shall terminate in exchange for an equitable payment as determined by the Board in good faith (including, without limitation, in the case of Stock Options and Stock Appreciation rights, a cash payment to the extent of the excess, if any, of the then-Fair Market Value of a share of Common Stock, over the exercise or base price per share of Common Stock subject to the Award).

5.  Eligibility and Awards.

5.1  Designation of Participants.  Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan in accordance with the Committee’s authority under Section 3.2 hereof. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2  Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem. The terms of all Awards under the Plan will be specified by the Committee and will be set forth in individual Award Agreements as described in Section 15.1 hereof.

6.  Stock Options.

6.1  Grant of Stock Options.  Stock Options may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.

6.2  Exercise Price.  The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

The Committee may, in its discretion, specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3  Vesting of Stock Options.  The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4  Term of Stock Options.  The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Stock Option of a Participant whose Service is terminated for any reason shall terminate on the earlier of (A) the maximum term of the Stock Option or (B) unless otherwise provided in an Award Agreement, except as otherwise provided in Section 6.7(c) hereof with respect to Incentive Stock Options, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant.

6.5  Stock Option Exercise.  Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, and unless otherwise provided by the Committee at the time of payment: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of the exercise price, a Stock Option shall be subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

6.6  Limited Transferability of Nonqualified Stock Options.  All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), as may be approved by the Committee, in its discretion, at the time of the proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may, in its discretion, impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.

6.7  Additional Rules for Incentive Stock Options.

(a)  Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)  Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)  Termination of Employment.  An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)  Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)  Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8  Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

7.  Stock Appreciation Rights.

7.1  Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code. A Stock Appreciation Right may, in the discretion of the Committee, be granted in tandem with a Stock Option, and in such event, shall (i) have a base price per share equal to the per share exercise price of the Stock Option, (ii) be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and (iii) expire no later than the time at which the related Stock Option expires.

7.2  Base Price.  The base price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may, in its discretion, specify a base price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3  Vesting of Stock Appreciation Rights.  The Committee shall, in its discretion, provide in an Award Agreement the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited.

7.4  Term of Stock Appreciation Rights.  The Committee shall, in its discretion, provide in an Award Agreement the period during which a vested Stock Appreciation Right may be exercisable or payable, provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Stock Appreciation Right of a Participant whose Service is terminated for any reason shall terminate on the earlier of (A) the maximum term of the Stock Appreciation Right or (B) unless otherwise provided in an Award Agreement, and except for termination for Cause (as described in Section 14.2 hereof), the date that is one hundred eighty (180) days following the termination of Service of the Participant.

7.5  Payment of Stock Appreciation Rights.  Subject to such terms and conditions as specified in an Award Agreement, a Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements as provided in Section 15.11 hereof.

7.6  Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ Stock Market or other principal exchange on which the Common Stock is then listed.

8.  Restricted Stock Awards.

8.1  Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 500,000 shares of Common Stock (subject to adjustment as provided in Section 4.3 hereof). The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2  Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3  Transfer Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4  Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, unless otherwise determined by the Committee, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Any Common Stock received as a stock dividend or distribution will be subject to the same restrictions as the underlying Restricted Stock Award.

8.5  Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making an election with respect to the Award under Section 83(b) of the Code.

9.  Restricted Stock Units.

9.1  Grant of Restricted Stock Units.  A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The maximum number of units that may be subject to Restricted Stock Units granted to a Participant during any one calendar year shall be limited to 500,000 units (subject to adjustment as provided in Section 4.3 hereof). The value of each Restricted Stock Unit is equal to the Fair Market Value of one share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine.

9.2  Vesting of Restricted Stock Units.  On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant for a specified time period (or periods), on the attainment of a specified Performance Goal (or goals) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon termination of Service under certain circumstances, as set forth in the Award Agreement.

9.3  Payment of Restricted Stock Units.  Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee in its discretion.

9.4  Dividend Equivalent Rights.  Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5  No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares of Common Stock subject to a Restricted Stock Unit until such time as such shares are delivered to the Participant pursuant to the terms of the Award Agreement.

10.  Cash-Based Performance Awards.

10.1  Grant of Cash-Based Performance Awards.  A Cash-Based Performance Award may be granted to any Eligible Person selected by the Committee. The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Cash-Based Performance Awards shall be $1,000,000.

10.2  Vesting of Cash-Based Performance Awards.  Each Cash-Based Performance Award shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its discretion, shall determine. Payment amounts may be based on the achievement of specified levels of performance with respect to a performance goal (or goals), including, if applicable, specified threshold, target and maximum performance levels. The requirements for vesting may also be based upon the continued Service of the Participant or on such other conditions as determined by the Committee and set forth in an Award Agreement. The Committee may accelerate the vesting of a Cash-Based Performance Award upon termination of Service under certain circumstances, as set forth in the Award Agreement.

10.3  Payment of Cash-Based Performance Awards.  Payment of Cash-Based Performance Awards will be made as soon as practicable, but not later than sixty (60) days, after the expiration of the applicable performance period. Payment of the Cash-Based Performance Awards may be made in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements as provided in Section 15.11 hereof. Any payment of a Cash-Based Performance Award in Common Stock shall be made based upon the Fair Market Value thereof.

11.  Stock Awards.

11.1  Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as compensation for Non-Employee Directors or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price. The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 4.3 hereof).

11.2  Rights as Shareholder.  Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Stock under a Stock Award, the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.  Section 162(m) Awards.

12.1  Awards.  Awards of Stock Options and Stock Appreciation Rights are intended by their design pursuant to the terms of the Plan to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder. Restricted Stock Awards, Restricted Stock Units, Cash-Based Performance Awards and Stock Awards may qualify for such exception if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

12.2  Performance Criteria.  In the case of a Restricted Stock Award, Restricted Stock Units, Cash-Based Performance Award or Stock Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied on a Company-wide, departmental, or individual basis, or any other basis determined by the Committee in its discretion: 1) net earnings; 2) earnings per share; 3) dividend ratio; 4) net sales growth; 5) income or net income (before taxes); 6) operating profit or net operating profit; 7) return measures (including, but not limited to, return on assets, capital, equity or sales); 8) cash flow (including, but not limited to, operating cash flow, cash from operations and free cash flow); 9) earnings before or after taxes, interest, depreciation and/or amortization; 10) share price (including, but not limited to growth measures and total shareholder return); 11) expense targets; 12) customer satisfaction; 13) market share; 14) economic value added; 15) the formation of joint ventures or the completion of other corporate transactions; 16) market capitalization; 17) debt leverage (debt to capital); 18) operating income or net operating income; 19) operating margin or profit margin; 20) return on operating revenue; 21) operating ratio; 22) integration and/or penetration of the market; and/or 23) any combination of or a specified increase in any of the foregoing. The Committee may adjust, change, or eliminate the performance goals or the applicable performance period of the Award as it deems appropriate, in its discretion. The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

12.3  Section 162(m) Requirements.  For purposes of qualifying Awards as performance-based compensation under Section 162(m) of the Code, the performance goals shall be set by the Committee on or before the latest date permissible to enable the Awards to so qualify. In granting such Awards, the Committee shall (i) interpret this Plan in a manner consistent with Section 162(m) of the Code; (ii) have no discretion to adjust any performance goal in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code; and (iii) certify that the performance goals applicable to the Award are met before any payment with respect to such Award. With respect to any Awards intended to comply with the requirements of Section 162(m) of the Code, adjustments to performance goals shall only be made to the extent consistent with Section 162(m) of the Code, and the Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period, to the extent consistent with Section 162(m) of the Code: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) mergers, acquisitions and divestitures, (v) accruals for reorganization and restructuring programs and (vi) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the performance goals shall be subject to re-approval by the Company’s shareholders no later than the first shareholder meeting that occurs in the year following the fifth (5th) anniversary of the date on which the Plan first becomes effective.

13.  Change in Control.

13.1  Effect of Change in Control.  In the event of a Change in Control, all Awards then-outstanding under the Plan shall fully vest, and shall, as applicable, be fully exercisable as of, or paid out on, the date of the Change in Control. With respect to any Award the vesting of which is subject to the attainment of performance goals, upon a Change in Control, payout of cash or securities under such Award shall be determined as if the performance goals were achieved at the target level of performance.

13.2  Definition of Change in Control.  For purposes of the Plan, unless otherwise defined in an Award Agreement, “Change in Control” shall mean: (i) a change in ownership of the Company under paragraph (a) below, or (ii) a change in effective control of the Company under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Company under paragraph (c) below.

(a)  Change in the Ownership of the Company.  A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of the Company and stock in the Company remains outstanding after the transaction.

(b)  Change in the Effective Control of the Company.  A change in the effective control of the Company shall occur on the date that either (i) any one person or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c)  Change in the Ownership of a Substantial Portion of the Company’s Assets.  A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (d) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no

Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (d). For purposes of this paragraph (c), a person’s status is determined immediately after the transfer of the assets.

(d)  Persons Acting As a Group.  For the purposes of paragraphs (a), (b), and (c), persons will not be considered to be acting as a group solely because they purchase or own assets or stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets or stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets or stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(e)  Each of the sub-paragraphs (a) through (d) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and the regulations thereunder.

14.  Forfeiture Events.

14.1  General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is materially detrimental to the business or reputation of the Company.

14.2  Termination for Cause.

(a)  General.  Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s Service is terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Committee may, subject to compliance with Section 409A of the Code and the regulations thereunder, suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “Cause” as provided in this Section 14.2.

(b)  Definition of “Cause”.  For purposes of the Plan, unless otherwise defined in an Award Agreement, “Cause” means the Participant’s termination of Service due to: (i) persistent neglect or negligence in the performance of the Participant’s Service duties; (ii) conviction (including pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Participant’s Service; (iii) any deliberate and material breach of fiduciary duty to the Company or other conduct that leads to the material damage or prejudice of the Company, or (iv) a material breach of an essential Company policy, such as the Company’s code of conduct.

15.  General Provisions.

15.1  Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock, units or other rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as any administrative guidelines of the Company in effect from time to time.

15.2  Determinations of Service.  The Committee shall make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including with respect to the continuation, suspension or termination of such Service. A Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, or (ii) the Participant transfers between service as an employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final and binding.

15.3  No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company or any of its Subsidiaries, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee or legatees of such Award under the Participant’s last will, or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4  Deferrals of Payment.  The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award, provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5  No Right to Continued Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6  Rights as Shareholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.7  Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.8  Securities Law Compliance.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

15.9  Non-United States Participants and Jurisdictions.  Notwithstanding any provision in the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its discretion, shall have the power and authority, to the extent not inconsistent with the intent of the Plan, to (i) determine which Eligible Persons who are foreign nationals or who are employed outside of the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Persons, and (iii) establish subplans and modify exercise and payment procedures and other Award terms and procedures to the extent such actions may be necessary or advisable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10  Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

15.11  Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid or, in the discretion of the Committee, otherwise satisfied (including, without limitation, by reduction of the number of shares of Common Stock subject to the Award), by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

15.12  Unfunded Plan.  The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.13  Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.14  Plan Binding on Transferees.  The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.15  Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16  Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

16.  Term; Amendment and Termination.

16.1  Term.  The Plan was adopted by the Board on May 19, 2010, and shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote thereon at the next duly held meeting of the Company’s shareholders at which a quorum is present. The Plan shall be effective as of the Effective Date and shall automatically terminate on ten years from its adoption by the Board, unless sooner terminated in accordance with Section 16.2 hereof.

16.2  Amendment and Termination.  The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ Stock Market, New York Stock Exchange, or other exchange or securities market or for any other purpose.